UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI CAPITAL CORP. THE LION FUND II, L.P. STEAK N SHAKE OPERATIONS, INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Item 1: On October 29, 2013, Biglari Capital Corp. issued the following press release:

BIGLARI CAPITAL CORP. ISSUES INVESTOR PRESENTATION ON WHY A $20 PER SHARE SPECIAL DIVIDEND IS A PRUDENT PROPOSAL FOR ALL CRACKER BARREL SHAREHOLDERS

SAN ANTONIO, TX — October 29, 2013 — Biglari Capital Corp. today announced that it has issued an investor presentation on why a $20 per share special dividend is a prudent proposal for Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL). Click here to access the investor presentation.

Biglari Capital urges shareholders to vote for the special dividend proposal (Proposal No. 5) at Cracker Barrel’s 2013 annual meeting of shareholders. Biglari Capital believes that a special dividend would enhance Cracker Barrel’s value.

Item 2: The following materials were posted by Biglari Capital Corp. to http://www.enhancecrackerbarrel.com:

ENHANCE
# CRACKER BARREL

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# Nominees

**Sardar Biglari**
*Chairman & CEO*
Biglari Holdings Inc.

**Philip L. Cooley**
*Vice Chairman*
Biglari Holdings Inc.

**Sardar Biglari** is the Chairman and Chief Executive Officer of Biglari Holdings Inc., listed on the New York Stock Exchange under the symbol BH. Biglari Holdings is a diversified holding company engaged in a number of business activities. Its most important operating subsidiaries are involved in the franchising and operating of restaurants. Mr. Biglari makes all major operating, investment, and capital allocation decisions for Biglari Holdings and its subsidiaries. He is also Chairman and Chief Executive Officer of Biglari Capital Corp., general partner of The Lion Fund, L.P. and The Lion Fund II, L.P., private investment funds. He is also Chairman and Chief Executive Officer of Steak n Shake Operations, Inc. and Western Sizzlin Corporation, both of which are wholly-owned subsidiaries of Biglari Holdings. Mr. Biglari is a director of CCA Industries, Inc., a manufacturer and marketer of health and beauty aids. Mr. Biglari has extensive managerial, turnaround, and investing experience in a broad range of businesses.

Mr. Biglari would be an "independent director" of Cracker Barrel Old Country Store, Inc. within the meaning of NASDAQ listing standards applicable to board composition and Section 301 of the Sarbanes-Oxley Act of 2002.

**Philip L. Cooley** is Vice Chairman of Biglari Holdings Inc. Dr. Cooley was the Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, from 1985 until his retirement in May 2012. Dr. Cooley has served as an advisory director of Biglari Capital Corp. since 2000 and as Vice Chairman and a director of Western Sizzlin Corporation from March 2006 and December 2005, respectively, until its acquisition by Biglari Holdings in March 2010. Since August 2011, Dr. Cooley has also served as a director of CCA Industries, Inc. Dr. Cooley is past president of the Eastern Finance Association, and serves on its board, and of the Southern Finance Association. He also serves on the board of the Consumer Credit Counseling Service of Greater San Antonio. Dr. Cooley has extensive business, financial and investment knowledge and experience.

Dr. Cooley would be an "independent director" of Cracker Barrel Old Country Store, Inc. within the meaning of NASDAQ listing standards applicable to board composition and Section 301 of the Sarbanes-Oxley Act of 2002.

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